EXHIBIT “A”

ADDENDUM AGREEMENT

THIS ADDENDUM AGREEMENT is entered into on the 26th day of March, 2012 (the “Effective Date”), by and between;

5BARz International Inc., a Nevada Corporation with offices at 5535 Peregrine Way, Blaine, Washington, 98230 (hereinafter referred to as the “Buyer”)

and

CelLynx Group Inc., a Nevada Corporation with offices at 25910 Acero, Suite 370, Mission Viejo, California 92691 (hereinafter referred to as the “Seller”)

This addendum agreement relates to the following agreements which have previously been entered into between the Companies:

1.	ASSET PURCHASE AGREEMENT dated October 5, 2010, entered into by and between CelLynx Group, Inc., a Nevada corporation (the “Seller”), and Dollardex Group Corp., a Panama Corporation (the “Buyer”) and assigned to 5BARz International Inc., a Nevada Corporation (The Buyer), on December 30, 2010. This agreement is attached hereto for reference as Appendix “A” was amended on March 7, 2011, May 12, 2011 and October 4, 2011.

2.	AMENDED AND RESTATED MASTER GLOBAL MARKETING AND DISTRIBUTION AGREEMENT dated October 5, 2010 by and between CelLynx Group, Inc., a Nevada corporation (the “Seller”), and Dollardex Group Corp., a Panama Corporation (the “Buyer”) and assigned to 5BARz International Inc., a Nevada Corporation (The Buyer) on December 30, 2010. This agreement is attached hereto for reference as ‘Appendix B”.

3.	REVOLVING LINE OF CREDIT AGREEMENT dated October 5, 2010 entered into by and between CelLynx Group, Inc., a Nevada corporation (the “Seller”), and Dollardex Group Corp.., a Panama Corporation (the “Buyer”) and assigned to 5BARz International Inc. (The Buyer) on December 30, 2010. This agreement was subsequently amended on February 18, 2011 and May 12, 2011, and is attached hereto for reference as Appendix “C”.

Each of the Seller and the Buyer may be referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

A	ASSET PURCHASE AGREEMENT:

This agreement provided for the acquisition by the Buyer of certain of the assets, consisting of a 50% interest in the intellectual property (as provided in Appendix “A”) of the Seller, based upon the terms and conditions as amended and hereinafter provided.

Buyer is desirous of purchasing 60% of the Purchased Assets (as defined in the Asset Purchase Agreement) from the Seller.

The Parties have negotiated the purchase and sale of 60% the Purchased Assets, having negotiated and agreed upon various terms and conditions, and desire to create an amendment to the agreed terms of this transaction. Such terms are further expanded to clearly state that a 60% interest in the intellectual property carries with it the right to 60% of the economic value derived from that intellectual property comprised of royalty fees, fees for rights to use, sale or distribution of product incorporating such intellectual property free from deduction or set off.

Additionally, the Parties acknowledge that the Buyer has already submitted three hundred and forty six thousand and forty eight ($346,048) to Seller under the terms of the Asset Purchase Agreement.

B	AMENDED AND RESTATED MASTER GLOBAL MARKETING AND DISTRIBUTION AGREEMENT

The Amended and Restated Master Global Marketing and Distribution Agreement will remain unchanged.

C	REVOLVING LINE OF CREDIT AGREEMENT

In conjunction with the completion of these agreements, the Buyer and Seller have further agreed to amend the Revolving Line of Credit Agreement, (Appendix “C”) which was in default, to continue to meet the cash requirements of the Seller to provide for the ongoing solvency of that entity, on the terms and conditions more fully addressed in that agreement as amended, with such amendments as provided herein.

D PAYMENT ALLOCATION BETWEEN AGREEMENTS

That during the term of the Asset Purchase Agreement and the Revolving Line of Credit Agreement, the Parties allocated payments made from time to time to each of those two agreements. It is the desire of the Parties at the time of this agreement, to reallocate all payments that had previously been allocated to the Asset Purchase Agreement, to the Revolving Line of Credit Agreement.

AGREEMENT

NOW, THEREFORE, based on the stated premises, which are incorporated herein by reference, and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefit to the parties to be derived here from, it is hereby agreed as follows:

ASSET PURCHASE AGREEMENT:

1.	That pursuant to article 1.1 of the agreement, dated for reference the 5th day of October 2010 as amended, and further assigned, that the percentage of intellectual property acquired should be amended from a 50% to 60% of the interest in the patents as provided such that in conjunction with any other amendments, including the rights to economic benefit of intellectual property owner, to that article 1.1 of the Asset Purchase Agreement should read as follows:

“1.1.           Sixty percent (60%) of the Seller’s right, title and interest for the United States and all foreign countries to use, offer for sale, and sell any and all improvements which are disclosed in the patent applications, patents, and legal equivalents thereto identified in EXHIBIT A (collectively, the “Patents”) to this Agreement, such applications, patents and all other divisional, continuing, substitute, renewal, reissue and all other applications for patent or the legal equivalent thereof which have been or may be filed in the United States and all foreign countries relating to any of such improvements; all original, reexamined and reissued patents which have been or shall be issued in the United States and all foreign countries on such improvements; and specifically including the right to file foreign applications under the provisions of any convention or treaty and claim priority based on such applications; and further that such 60% does grant to Buyer that percentage in any and all royalties, licenses, rights for the sale distribution or use of products incorporating such intellectual property.”

2.	That pursuant to article 1.2 of the Asset Purchase Agreement, dated for reference the 5th day of October 2010 as amended, and further assigned, that that the percentage of ” marks” acquired should be amended from a 50% to 60% of the interest in the “trademarks” as provided such that in conjunction with any other amendments to that article 1.2 of the Asset Purchase Agreement should read as follows:

“1.2.           Sixty Percent (60%) of the Seller’s right, title and interest for the United States and all foreign countries to the Seller’s trademarks described in EXHIBIT B (collectively, the “Marks”) attached hereto and incorporated by reference herein.”

3.	That pursuant to articles 1.3 and 1.4 of the Asset Purchase Agreement, dated for reference the 5th day of October 2010 as amended, and further assigned, that those articles be amended such that the Buyer assumes the responsibility to protect that intellectual property and assumes the right to sue for past present or future infringement, and that the Seller agrees to the extent necessary to do all things necessary to enable and support the Buyer in the discharge of those obligations to the extent necessary. Accordingly, articles 1.3 and 1.4 should be amended to read:

“1.3.           The Parties hereby acknowledge and agree that Seller shall transfer the right to protect, in the United States and in all foreign countries, any and all of the Patents, Marks, and other intellectual property to Buyer and Buyer shall be entitled to protect any and all of the Patents, Marks, and other intellectual property, with all related costs and expenses of such protection to be born by Buyer, and that Seller hereby agrees to take all such action necessary and provide support to Buyer to the extent necessary to promulgate such protections.

1.4.           The Parties hereby acknowledge and agree that Seller shall transfer the right to sue for past, present or future infringement or misappropriation of any of the Patents, Marks, or other intellectual properties, to Buyer, and Buyer shall be entitled to sue for past, present, or future infringement or misappropriation of any of the Patents, Marks, or other intellectual properties with all related costs and expenses of such suits to be born by Buyer, and that Seller hereby agrees to take all such action necessary and provide support to buyer to the extent necessary in the event that such a law suit is required.”

4.	That pursuant to articles 2.1 of the Asset Purchase Agreement, dated for reference the 5th day of October 2010 as amended, and further assigned, that article be amended such that the purchase price be increased to reflect the increase in ownership percentage of 5BARz International Inc. Article 2.1 should be amended to read:

“2.1.           A payment comprised of nine million (9,000,000) common shares in the capital stock of 5BARz International Inc. (the “Purchase Price Payment”), which constitutes the full price paid for the Purchased Assets, paid in $.001 par value common shares of 5Barz International Inc. at a deemed fair market value of Twenty Cents ($0.20) per share, equivalent to proceeds of One Million eight hundred thousand Dollars ($1,800,000 USD).

5.	That pursuant to articles 2.4 of the Asset Purchase Agreement, dated for reference the 5th day of October 2010 as amended, and further assigned, that article provided a first right to re-acquire the technology for use in certain territories. It is hereby agreed that article 2.4 of the Asset Purchase Agreement be deleted in its entirety.

6.	That pursuant to the “Appendix A” of the Asset Purchase Agreement, dated for reference the 5th day of October 2010 as amended, and further assigned, that an updated summary of patent applications, patents issued and trademarks does exist as provided as follows:

Appendix “A” should be amended to read as follows:

Appendix “A”

Title	Patent Application	Patent Issued
Cell Phone Signal Booster	11/625331	8005513
Dual Cancellation Loop Wireless Repeater	12/106468
Wireless Repeater Management Systems	12/328076
Dual Loop Active and Passive Repeater Antenna Isolation Improvement	12/425615
5BARz Trademark	78/866260
Multi-Band Wireless Repeater	12/235313 + Foreign filings	8027636
Antenna Docking Station	12/625347
Turning Weak Spots Into Sweet SpotsTrademark	78-938374

AMENDED AND RESTATED MASTER GLOBAL MARKETING AND DISTRIBUTION AGREEMENT

That in conjunction with the amendments and payments made under the terms of the asset purchase agreement, that the Parties hereto agree to leave unadjusted the Amended and Restated Master Global Marketing and Distribution agreement, dated for reference the 5th day of October , 2010 and any and all predecessor agreements or amendments thereto.

REVOLVING LINE OF CREDIT AGREEMENT

In conjunction with the Asset Purchase Agreement amendment, the Buyer and Seller are willing, to the extent possible, based upon capital market conditions and ongoing corporate developments, to continue to provide proceeds to the Borrower, under the terms of the Line of Credit Agreement as amended. The amendments to the Line of Credit Agreement are as follows:

Article 1 will be amended to read:

“1. Line of Credit. Lenders hereby establish for a period of thirty-six (36) months from the Effective Date (the “Maturity Date”) a revolving line of credit (the “Credit Line”) for Borrower in the principal amount of TWO MILLION TWO HUNDRED THOUSAND DOLLARS ($2,200,000) (the “Credit Limit”) which indebtedness shall be evidenced by and repaid in accordance with the terms of one or more convertible promissory notes for the amount of the Credit Limit in substantially the form attached hereto as Exhibit A (each a “Convertible Promissory Note”). All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an “Advance”) shall become evidenced by a Convertible Promissory Note in the format attached hereto as Appendix “A.” All reference to “promissory note” in the document hereafter will bear the meaning of the Convertible Promissory Note.”

Article 2 (a) will be amended to read:

“2. Advances.

(a) Lender agrees to make funds available under this Credit Line on the following schedule:

(i) $596,200 fully paid at the date of this Agreement, March 23, 2012 and

(ii) $1,603,800 on or before October 5, 2013 (the “Maturity Date”)”

Article 4 will be amended to read:

“4.       Repayment. Subject to paragraph 2(c) above, Borrower shall pay accrued interest on the outstanding principal balance on an annual basis commencing on October 1, 2012, and continuing on each anniversary thereafter. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. Payment shall be made to the Lender at such place as the Lender may, from time to time, designate in lawful money of the United States of America. All payments received hereunder shall be applied as follows: first, to any late charge; second, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; third, to accrued interest; fourth, to principal; and fifth, the balance, if any, to such person entitled thereto; provided, however, upon occurrence of an Event of Default, a Lender may, in its discretion, change the priority of the application of payments as it deems appropriate. Borrower may prepay principal and/or interest at any time without penalty.”

Exhibit “A” – Convertible Promissory Note Amendment

The Exhibit “A” Convertible Promissory Note will be amended to read as provided in Appendix “F” attached hereto.

PAYMENT ALLOCATION BETWEEN AGREEMENTS

That during the term of the Asset Purchase Agreement and the Revolving Line of Credit Agreement, the Parties allocated payments made from time to time to each of those two agreements. It is the desire of the Parties at the time of this agreement, to reallocate all payments that had previously been allocated to the Asset Purchase Agreement, to the Revolving Line of Credit Agreement.

Therefore be it agreed that the balance of payments made under the Asset Purchase Agreement since the commencement of these agreements of $346,048 be reallocated to the Line of Credit Agreement, resulting in a balance due to 5BARz International, Inc. at the date of this agreement by Cellynx Group Inc., to be $596,200.

Amended Agreements

For purposes of clarity each of the aforementioned agreements with the amendments processed as agreed are provided as follows:

Appendix – D Amended and Restated Asset Purchase Agreement

Appendix – E Amended and Restated Revolving Line of Credit Agreement

IN WITNESS WHEREOF, the Seller and the Buyer have caused this Addendum Agreement to be duly executed effective as of the Effective Date.

BUYER: 5BARZ INTERNATIONAL INC., a Nevada Corporation By: Name: Its: SELLER: THE CELLYNX GROUP, INC., a Nevada corporation By: Name: Its:

APPENDIX “A” – ADDENDUM AGREEMENT

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “APA”) is entered into on the 5th day of October, 2010 (the “Effective Date”), by and between CelLynx Group, Inc., a Nevada corporation (the “Seller”), and DOLLARDEX GROUP CORP., a Panamanian corporation (the “Buyer”).  Each of the Seller and the Buyer may be referred to individually herein as a “Party” and collectively as the “Parties.”

Included by Reference – 8K Dated January 11, 2011

ADDENDUM AGREEMENT – APPENDIX “B”

AMENDED AND RESTATED

MASTER GLOBAL MARKETING AND DISTRIBUTION AGREEMENT

This Amended and Restated Master Global Marketing and Distribution Agreement (together with the Exhibits, Schedules and Attachments hereto, if any, therein referred to as the “Agreement”) is made as of the 5th day of October, 2010, by and between Cellynx Group, Inc., a Nevada corporation and its affiliates and subsidiaries hereinafter referred to as (“CELLYNX”) and Dollardex Group Corp., a Panama corporation, hereinafter referred to as (“DOLLARDEX”). CELLYNX and DOLLARDEX are sometimes referred to herein as a “Party” or collectively as the “Parties.”

INCLUDED BY REFERENCE 8K – Dated January 11, 2011

ADDENDUM AGREEMENT – APPENDIX “C”

REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (the “Agreement”) is made and entered into this 5th day of October, 2010 (the “Effective Date”), by and among Dollardex Group Corp., a Panamanian corporation (the “Lender”), and CelLynx Group, Inc., a Nevada corporation (“Borrower”).

INCLUDED BY REFERENCE – 8K DATED January 11, 2011

ADDENDUM AGREEMENT – APPENDIX D

AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “APA” or the “Agreement”) is entered into on the 5th day of October, 2010 (the “Effective Date”), AMENDED AND RESTATED on March 26, 2012 by and between CelLynx Group, Inc., a Nevada corporation (the “Seller”), and 5BARz International Inc., a Nevada corporation (the “Buyer”).  Each of the Seller and the Buyer may be referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

A.           This Agreement provides for the acquisition by the Buyer of certain of the assets, consisting of intellectual property (described more fully below), currently owned by the Seller on the terms and conditions hereafter provided.

B.           Buyer is desirous of purchasing the intellectual property from the Seller.

C.           The Parties have entered into that certain Line of Credit Agreement (the “LOC Agreement”) of even date herewith, pursuant to which, the Buyer has agreed to fund a line of credit for the benefit of the Seller.

D.           The LOC Agreement provides that upon the funding of the initial advance under the LOC Agreement by the Buyer, Buyer shall have the right to require the Seller to sell certain assets pursuant to the terms of this APA.

E.           The Parties have negotiated the purchase and sale of the intellectual property, discussing various terms and conditions, and desire to create one final expression of the agreed terms of this transaction.

AGREEMENT

NOW, THEREFORE, based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefit to the parties to be derived herefrom, it is hereby agreed as follows.

1.           Sale and Purchase.  Seller hereby agrees to sell, and Buyer hereby agrees to purchase, pursuant to the terms of this Agreement, the following (collectively, the “Purchased Assets”):

1.1.           Sixty percent (60%) of the Seller’s right, title and interest for the United States and all foreign countries to use, offer for sale, and sell any and all improvements which are disclosed in the patent applications, patents, and legal equivalents thereto identified in EXHIBIT A (collectively, the “Patents”) to this Agreement, such applications, patents and all other divisional, continuing, substitute, renewal, reissue and all other applications for patent or the legal equivalent thereof which have been or may be filed in the United States and all foreign countries relating to any of such improvements; all original, reexamined and reissued patents which have been or shall be issued in the United States and all foreign countries on such improvements; and specifically including the right to file foreign applications under the provisions of any convention or treaty and claim priority based on such applications; and” further that such 60% does grant to holder that percentage in any and all royalties, licenses, rights for the sale distribution or use of products incorporating such intellectual property.

1.2.           Sixty Percent (60%) of the Seller’s right, title and interest for the United States and all foreign countries to the Seller’s trademarks described in EXHIBIT B (collectively, the “Marks”) attached hereto and incorporated by reference herein.

1.3.           The Parties hereby acknowledge and agree that Seller shall transfer the right to protect, in the United States and in all foreign countries, any and all of the Patents, Marks, and other intellectual property to buyer and buyer shall be entitled to protect any and all of the Patents, Marks, and other intellectual property, with all related costs and expenses of such protection to be borne by Buyer, and that Seller hereby agrees to take all such action necessary and provide support to Buyer to the extent necessary to promulgate such protections.

1.4.           The Parties hereby acknowledge and agree that Seller shall transfer the right to sue for past, present or future infringement or misappropriation of any of the Patents, Marks, or other intellectual properties, to Buyer, and Buyer shall be entitled to sue for past, present, or future infringement or misappropriation of any of the Patents, Marks, or other intellectual properties with all related costs and expenses of such suits to be borne by Buyer, and that Seller hereby agrees to take all such action necessary and provide support to buyer to the extent necessary in the event that such a law suit is required.

1.5.           In connection with the Patents, Marks, and other intellectual property sold in this Section 1, the Seller and the Buyer agree to work together to make such filings with the U.S. Patent and Trademark Office and any other government or other agencies, as appropriate, to reflect the sale of the Patents, Marks, and all other intellectual property sold under this Agreement.

2.           Purchase Price.  Buyer agrees to pay to Seller the following:

2.1.           A payment comprised of nine million (9,000,000) common shares in the capital stock of 5BARz International Inc. (the “Purchase Price Payment”), which constitutes the full price paid for the Purchased Assets, paid in $.001 par value common shares in the capital of 5Barz International Inc. at a deemed fair market value of Forty Cents ($0.20) per share, equivalent to proceeds of One Million Eight Hundred Thousand Dollars ($1,800,000 USD).

2.2.           In the event that the Buyer fails to pay any portion of the Purchase Price Payment when due, the Buyer shall have sixty (60) days to cure (the “Cure Period”) its default by making the missed portion of the Purchase Price Payment to the Seller.

2.3.           In the event that the Buyer fails to pay any portion of the Purchase Price Payment when due, and fails to cure such default within the Cure Period, then the Seller shall have the right, at its option, to terminate this Agreement.  If Seller terminates this Agreement pursuant to this Section 2.3, it shall provide written notice to the Buyer of such termination, at which point the Purchased Assets shall revert in full to the Seller.

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3.           Effective Date and Closing.  The closing under this sale shall take place upon execution of this Agreement, to be effective as of the end of business on the Effective Date (the “Closing”), when possession of the assets shall be delivered to Buyer.  At the Closing, Seller shall execute and deliver to Buyer an assignment conveying title to the Purchased Assets to Buyer, subject to any reversion rights described above in Section 2.  In addition, the Parties agree to execute such additional documents as shall be reasonably necessary, from time to time, to consummate the transactions contemplated by this Agreement.

4.           Representations of Seller.  In order to induce Buyer to enter into this Agreement, Seller makes the following representations and warranties to Buyer:

4.1.           Enforceability.  This Agreement and all other agreements of Seller contemplated hereby are or, upon the execution and delivery thereof will be, the valid and binding obligations of the Seller, enforceable against him in accordance with their terms.

4.2.           Ownership of Purchased Assets.  Seller is the lawful owner of all the Purchased Assets sold hereunder and has a legal right to sell the same.  The Purchased Assets are being transferred free from all liens and encumbrances, and that Seller will defend the same against the claims and demands of any and all persons.

4.3.           Intellectual Property.  Seller has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date).  Seller is transferring any and all intellectual property and proprietary rights of any kind relating to the Purchased Assets to Buyer.

4.4.           Litigation.  Seller (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge relating to the Purchased Assets or (ii) is not a party or threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before (or that could come before) any arbitrator relating to the Purchased Assets.

4.5.           Product Liability.  Seller does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of the Purchased Assets.

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5.           Indemnity.

5.1.           Buyer shall indemnify and hold Seller harmless from any and all claims, demands, losses, costs, obligations, and liabilities that Seller may incur or suffer as a result of Buyer’s breach of any agreement, covenant, or warranty in this Agreement.  Seller shall indemnify and hold Buyer harmless from any and all claims, demands, losses, costs, obligations, and liabilities that Buyer may incur or suffer as a result of Seller’s breach of any agreement, covenant, or warranty in this Agreement.

5.2.           Buyer shall further indemnify and hold Seller harmless from any and all liabilities, claims and causes of action to the extent arising from the sale of the Purchased Assets after the Closing.  Seller shall indemnify and hold Buyer harmless from any and all liabilities, claims and causes of action to the extent arising from the sale of the Purchased Assets prior to the Closing.

5.3.           The indemnity obligations of this Section shall include indemnity for reasonable attorney’s fees incurred.

6.           Other Covenants and Obligations.

6.1.           Transfer Taxes.  The Seller shall pay all sales taxes resulting from the sale of the Purchased Assets, if any.

7.           Miscellaneous.

7.1.           Should any party default in any of the covenants, warranties, representations or agreements herein contained, that defaulting party shall pay all costs and expenses, including a reasonable attorney’s fee, which may arise or accrue from enforcing this Agreement or in pursuing any remedy provided hereunder or by applicable law, whether such remedy is pursued by filing suit or otherwise.  This obligation of the defaulting party to pay costs and expenses includes, without limitation, all costs and expenses, including a reasonable attorney’s fee, incurred on appeal and in bankruptcy proceedings.

7.2.           Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) when sent by facsimile to the number set forth on the signature page below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth on the signature page below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (iii) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth on the signature page below; or (iv) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature page below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  Notwithstanding anything to the contrary herein, notices and communications to the Buyer shall not be effective until actually received by the person identified by the Buyer to receive such notice on Buyer’s behalf.  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given on the signature page below, or designate additional addresses, for purposes of this Section 7.2 by giving the other party written notice of the new address in the manner set forth above.

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7.3.           Time is of the essence in performance of any obligation hereunder.

7.4.           All negotiations, understandings, representations and preliminary agreements are merged herein.  The parties intend this document to be the final and exclusive expression of their agreement.  This Agreement may not be modified, amended or revoked unless in writing signed by all the parties hereto.  The signature page of each counterpart may be detached from such counterpart and attached to a single document which shall for all purposes be treated as an original.  Transmittal and receipt of facsimile signatures on the signature page to this Agreement shall be binding on the parties hereto.  In the event this Agreement is signed via facsimile, each party agrees to promptly deliver to the other party the originally signed document via regular mail or overnight delivery.

7.5.           This Agreement shall be governed, interpreted and construed by the laws of the State of Nevada.

7.6.           This Agreement shall apply to, inure to the benefit of and bind all parties hereto, their assigns, heirs, personal representatives and other successors.

7.7.           It is expressly agreed that the terms, covenants and conditions of this Agreement shall survive any legal act or conveyance required under this Agreement.

7.8.           The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

7.9.           Each Party to this Agreement executes the Agreement on its own behalf and not as agent for any other person.

7.10.           The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event of an ambiguity or if a question of intent or interpretation arises, this Agreement shall be constructed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the Seller and the Buyer have caused this Amended and Restated Asset Purchase Agreement to be duly executed effective as of the Effective Date.

BUYER: 5BARz International Inc., a Nevada corporation By: Name: Its: SELLER: THE CELLYNX GROUP, INC., a Nevada corporation By: Name: Its:

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EXHIBIT A

LIST OF PATENTS

(Patent Applications, Patents, and Legal Equivalents Thereto)

Title	Patent Application	Patent Issued
Cell Phone Signal Booster	11/625331	8005513
Dual Cancellation Loop Wireless Repeater	12/106468
Wireless Repeater Management Systems	12/328076
Dual Loop Active and Passive Repeater Antenna Isolation Improvement	12/425615
5BARz Trademark	78/866260
Multi-Band Wireless Repeater	12/235313 + Foreign filings	8027636
Antenna Docking Station	12/625347
Turning Weak Spots Into Sweet Spots Trademark	78-938374

EXHIBIT B

TRADEMARKS

(Trademarks, Trademark Registrations and/or Applications)

MARKS:	5BARz™

Turning Weak Spots into Sweet Spots™

ADDENDUM AGREEMENT – APPENDIX E

AMENDED AND RESTATED REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (the “Agreement” or the “LOC Agreement”) is made and entered into this 5th day of October, 2010 (the “Effective Date”), and amended and restated this 26th day of March, 2012, by and among 5BARz International Inc., a Nevada corporation (the “Lender”), and CelLynx Group, Inc., a Nevada corporation (“Borrower”).

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.	Line of Credit. Lenders hereby establish for a period of thirty-six (36) months from the Effective Date (the “Maturity Date”) a revolving line of credit (the “Credit Line”) for Borrower in the principal amount of TWO MILLION TWO HUNDRED THOUSAND DOLLARS ($2,200,000) (the “Credit Limit”) which indebtedness shall be evidenced by and repaid in accordance with the terms of one or more convertible promissory notes for the amount of the Credit Limit in substantially the form attached hereto as Exhibit A (each a “Convertible Promissory Note”). All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an “Advance”) shall become evidenced by a Convertible Promissory Note in the format attached hereto as Appendix “A”. All reference to promissory note in the document hereafter will bear the meaning “convertible promissory note”

2.	Advances.

(a) Lender agrees to make funds available under this Credit Line on the following schedule:

(i) $596,200 fully paid at the date of this agreement, March 26, 2012 and

(ii) $1,603,800 on or before October 5, 2013 (the “Maturity Date”)

(b) Subject to subparagraph (a) above, any request for an Advance may be made from time to time and in such amounts as Borrower may choose, provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances must be made in writing, delivered to the Lender, by such officer of Borrower authorized by it to request such advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its Chairman/Chief Executive Officer to request Advances. For each Advance, properly requested, the Lender shall advance an amount equal to the Advance amount. The Lender may refuse to make any requested Advance if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates.

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(c) The Borrower and the Lender agree that upon the first advance of at least Two Hundred Thousand Dollars ($200,000) (the “Initial Advance”), the Lender shall have the right, but not the obligation (the “Lender’s Right”) to require the Borrower to sell sixty percent (60%) of its intellectual property to the Lender pursuant to the terms of that Amended and Revised Asset Purchase Agreement (the “APA”) attached hereto as Exhibit B. In the event that the Lender exercises the Lender’s right, (i) the Lender shall receive credit toward the purchase price to be paid pursuant to the APA in the amount of the Initial Advance; (ii) the Borrower shall not be required to and shall have no obligation to repay any amount of the Initial Advance; (iii) the Borrower shall have no obligation to pay any accrued and unpaid interest on the Initial Advance; (iv) the remaining amount available under this Credit Line shall be the difference between the Credit Limit and the purchase price paid pursuant to the APA, including the credit for the amount of the Initial Advance; and (v) the Borrower shall be required to accrue and pay interest only on such amounts drawn pursuant to the Credit Line which are not applied pursuant to the APA.

(d) In the event that pursuant to this Agreement, the Lender has decided to exercise the Lender’s right, and then, pursuant to the APA, the Lender fails to pay the full amount of the Purchase Price Payment (as defined in the APA) and the Purchased Assets (as defined in the APA) revert to the Borrower under Section 2.3 of the APA, any amount of the Purchase Price Payment paid by the Lender to the Borrower shall constitute an Advance under the Credit Line, and shall be subject to the terms of this Agreement.

3. Interest. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at an interest rate of six percent (6%) per annum (the “Interest Rate”). Interest will be calculated on a basis of a 360-day year and charged for the actual number of days elapsed.

Notwithstanding the foregoing, upon the occurrence of an Event of Default hereunder in paragraph 9, the Interest Rate shall immediately increase to fifteen percent (15%), and shall continue at such rate, both before and after judgment, until the Credit Line has been repaid in full and all of Borrower’s other obligations to Lender hereunder have been fully paid and discharged.

4. Repayment. Subject to paragraph 2(c) above, Borrower shall pay accrued interest on the outstanding principal balance on an annual basis commencing on October 1, 2012, and continuing on each anniversary thereafter. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. Payment shall be made to the Lender at such place as the Lender may, from time to time, designate in lawful money of the United States of America. All payments received hereunder shall be applied as follows: first, to any late charge; second, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; third, to accrued interest; fourth, to principal; and fifth, the balance, if any, to such person entitled thereto; provided, however, upon occurrence of an Event of Default, a Lender may, in its discretion, change the priority of the application of payments as it deems appropriate. Borrower may prepay principal and/or interest at any time without penalty.

5. Conditions Precedent. Lender shall not be required to make any advance hereunder unless and until:

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(a) All of the documents required by such Lender, including a Promissory Note, have been duly executed and delivered to such Lender and shall be in full force and effect.

(b) The representations and warranties contained in this Agreement are then true with the same effect as though the representations and warranties had been made at such time. The request for an Advance by Borrower shall constitute a reaffirmation to Lender that all representations and warranties made herein remain true and correct in all material respects to the same extent as though given the time such request is made, and that all conditions precedent listed in this Paragraph 5 have been, and continue to be, satisfied in all respects as of the date such request is made.

(c) No event of default hereunder has occurred and is continuing, and no condition exists and no event has occurred which, with the passing of time or the giving of notice or both, would constitute an event of default hereunder.

6. Representations and Warranties. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lenders as follows:

(a) Borrower is a duly organized , validly existing, and in good standing under the laws of the State of Nevada with the power to own its assets and to transact business in Nevada, and in such other states where its business is conducted.

(b) Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

(c) There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

(d) No information or report furnished by Borrower to Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

7. Affirmative Covenants. So long as any sum remains unpaid hereunder, in whole or in part, Borrower covenants and agrees that except with the prior written consent of the Lender, which consent will not be unreasonably withheld, it shall do the following:

(a) Borrower shall furnish to Lender such financial statements as Lender may from time to time require, including but not limited to, annual audited financial statements and semi-annual unaudited financial statements. Such financial statements will set forth Borrower’s assets, liabilities, and operating statements prepared in accordance with generally accepted accounting principles. Such financial statements will be made available to Lender as soon as possible after the end of the appropriate periods, but no less than ninety (90) days after Borrower’s fiscal year and forty-five (45) days after the end of Borrower’s half-year. Borrower shall furnish such additional information regarding its business affairs and financial condition as Lender may from time to time in good faith request

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(b) Borrower shall duly observe and conform to all valid requirements of any governmental authority relative to the conduct of its business, its properties, or its assets and will maintain and keep in full force and effect its corporate existence and all licenses and permits necessary to the proper conduct of its business.

(c) Borrower shall keep proper books of records and accounts in which full, true, and correct entries will be made of all dealings or transactions relating to its business and activities.

(d) Borrower shall (1) file all applicable federal, state, and local tax returns or other statements required to be filed in connection with its business, including those for income taxes, sales taxes, property taxes, payroll taxes, payroll withholding amounts, FICA contributions, and similar items; (2) maintain appropriate reserves for the accrual of the same; and (3) pay when due all such taxes, or sums or assessments made in connection therewith. Provided, however, that (until distraint, foreclosure, sale, or similar proceedings have been commenced) nothing herein will require Borrower to pay any sum or assessment, the validity of which is being contested in good faith by proceedings diligently pursued and as to which adequate reserves have been made.

(e) Borrower shall permit any person designated in writing by Lender to visit and inspect any of the corporate books and financial records of Borrower and to discuss its affairs and finances with its principal officers, all at such reasonable times and as often as Lender may in good faith request, subject o any reasonable conditions imposed by Borrower.

8. Negative Covenants. So long as any amounts due hereunder remain unpaid in whole or in part, Borrower covenants that except with the prior written consent of the Lender, which consent will not be unreasonably withheld, it will not do any of the following:

(a) Borrower shall not enter into any transaction of merger or consolidation, or acquire the assets or business of a person or other entity without the prior written consent of Lender.

(b) Borrower will not pay compensation to its executive management in excess of salaries presently in effect, plus reasonable increases.

(c) Borrower shall not make any loans or advances to any person or other entity other than in the normal and ordinary course of business now conducted; make any investment in securities of any person or other entity; or guarantee or otherwise become liable upon the obligations of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the normal and ordinary course of business. This restriction will apply, without limitation, to loans to any subsidiaries of Borrower.

(d) Borrower shall not create or permit to exist any lien, claim, or encumbrance on the assets of Borrower or any part thereof, except as may be granted to Lender.

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9. Events of Default. An event of default (each, an “Event of Default”) will occur if any of the following events occurs:

(a) Failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.

(b) Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

(c) Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 9.

(d) Default by Borrower in the observance or performance of any other covenant or agreement contained in any other document or agreement made and given in connection with this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 9, and the continuance of the same unremedied for a period of thirty (30) days after notice thereof is given to Borrower.

(e) Any of the documents executed and delivered in connection herewith for any reason ceases to be valid or in full force and effect or the validity or enforceability of which is challenged or disputed by any signer thereof, other than Lender.

(f) Borrower shall default in the payment of principal or interest on any other obligation for borrowed money other than hereunder, or defaults in the payment of the deferred purchase price of property beyond the period of grace, if any, provided with respect thereto, or defaults in the performance or observance of any obligation or in any agreement relating thereto, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to the stated maturity.

(g) Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

(h) Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

(i) All or any substantial part of the property of Borrower shall be condemned, seized, or otherwise appropriated, or custody or control of such property is assumed by any governmental agency or any court of competent jurisdiction, and is retained for a period of thirty (30) days.

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10. Remedies. Upon the occurrence of an Event of Default as defined above, the Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of the Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney’s fees, whether or not the attorney is a salaried employee of Lender, including such expenses incurred before or after any legal action or Bankruptcy proceeding involving Borrower has commenced, during the pendency of such proceedings, and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith.

11. Collateral. As security for all obligations of Borrower to Lender, Borrower hereby grants to Lender security interests in the Collateral (as defined in the Security Agreement). The foregoing shall be evidenced by and subject to the terms of the Security Agreement in the form attached hereto as Exhibit C (the “Security Agreement”), and such other such security agreements, financing statements, pledges, collateral assignments and other documents and instruments as Lender shall reasonably require, all in form and substance satisfactory to Lender. Borrower shall reimburse Lender immediately upon demand for all costs and expenses incurred by Lender in connection with any of the foregoing security, including, without limitation, any filing fees.

12. Notice. Unless otherwise specifically provided herein, all notices required to be given shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile transmission, or sent by overnight courier service or United States mail. Such notices shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if sent by facsimile transmission, on the date of transmission if transmitted by 4:00 p.m. (Mission Viejo, California time) on a Banking Day or, if not, on the next succeeding Banking Day; (c) if delivered by overnight courier, one (1) Banking Day after delivery to such courier properly addressed; or (d) if by United States mail, three (3) Banking Days after depositing in the United States mail, postage prepaid and properly addressed. Notices shall be addressed as follows:

LENDER: 5BARz International Inc.

Attention: Daniel S. Bland

President and Chief Executive Officer

5535 Peregrine Way

Blain, WA 98320

Telephone: (360) 656-6395Facsimile: (408) 549-9903

Email: danielbland2@hotmail.com

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BORROWER: CELLYNX GROUP, INC.

Attention: Norman W. Collins

Chairman & Chief Executive Officer

25910 Acero, St. 370

Mission Viejo, CA 92691

Telephone: (949) 305-5290Facsimile: (661) 257-1290

Email: nwc@earthlink.net

With Copy To:

DURHAM JONES & PINEGAR, P.C.

111 EAST BROADWAY, SUITE 900

SALT LAKE CITY, UTAH 841111

ATTN: Jeffrey M. Jones, Esq.

Telephone: 801 415 3000Facsimile: 801 415 3500

Email: JJONES@DJPLAW.COM

13. General Provisions. All representations and warranties made in this Agreement and the Promissory Note shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of Nevada. Time is of the essence hereof. Lender may set off against any debt or account it owns Borrower, now existing or hereafter arising, in accordance with its rules and regulations governing deposit accounts then in existence, and for such purposes is hereby granted a security interest in all such accounts. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

14. Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original instrument, and all of which shall constitute a single agreement. The signature of a party to any counterpart shall be sufficient to legally bind such party. Lender may remove the signature pages from one or more counterparts and attach them to any other counterpart for the purpose of having a single document containing the signatures of all parties. Any party may effect the execution and delivery of this Agreement by signing the same and sending a copy thereof to Lender or its attorney by facsimile transmission. Such facsimile document, including the signatures thereon, shall be treated in all respects as an original instrument bearing an original signature. Any party sending an executed copy by facsimile transmission in the foregoing manner shall also send the original thereof to Lender within five (5) days thereafter, but failure to do so shall not invalidate or otherwise affect the legality or enforceability of the facsimile document.

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15. Waiver of Jury Trial. BORROWER AND LENDER EACH AGREE TO WAIVE THE RIGHT TO HAVE A JURY HEAR, DETERMINE, OR MAKE ANY RECOMMENDATION WITH RESPECT TO THIS AGREEMENT, THE PROMISSORY NOTE, AND ANY CLAIMS ARISING IN CONNECTION HEREWITH OR WITH ANY OF THE FOREGOING, WHETHER SUCH CLAIMS ARE BASED ON PRINCIPLES OF STATUTORY, CONTRACT, OR TORT LAW. THE PARTIES AGREE THAT ALL SUCH MATTERS SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER WAS A MATERIAL FACTOR IN THEIR DECISION TO ENTER INTO THIS AGREEMENT AND ENGAGE IN THE TRANSACTIONS DESCRIBED HEREIN.

16. Entire Agreement. This Agreement, together with the Promissory Note and the Security Agreement, constitutes the entire understanding and agreement of the parties with respect to the general subject matter hereof; supersede all prior negotiations and agreements with respect thereto; may not be contradicted by evidence of any alleged oral agreement; and may not be amended, modified, or rescinded in any manner except by a written agreement signed by Lender which clearly and unequivocally expresses an intent to amend, modify, or rescind the same.

[SIGNATURES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Revolving Line of Credit Agreement effective as of the Effective Date.

BORROWER:

CELLYNX GROUP, INC.

a Nevada corporation

By: /s/ Norman Collins

Name: Norman Collins

Its: Chief Executive Officer

LENDER:

5BARz International, Inc.

a Nevada corporation

By: /s/ Daniel Bland

Name: Daniel Bland

Its: Chief Executive Officer

SIGNATURE PAGE

TO THE

REVOLVING LINE OF CREDIT AGREEMENT

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ADDENDUM AGREEMENT – APPENDIX F

EXHIBIT A

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $596,200                                                                                                                  Issue Date: March 26, 2012

Purchase Price: $596,200

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, CELLYNX GROUP, INC., a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of 5BARZ INTERNATIONAL INC., an individual, or registered assigns (the “Holder”) the sum of Five Hundred Ninety-Six Thousand Two Hundred Dollars ($596,200) together with any interest as set forth herein, on October 5, 2013 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Note may be prepaid in whole or in part at the option of the holder as explicitly set forth herein with the prior written consent of the Holder which may be withheld for any reason or no reason. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Amended and Restated Revolving Line of Credit Agreement dated the date hereof, pursuant to which this Note was originally issued (the “Revolving Line of Credit Agreement”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1 Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III) pursuant to Section 1.6(a) or Article III, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); The number of shares of Common Stock to be issued upon each conversion of this Note of any amounts due shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., Pacific Time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of any amounts due under this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Borrower’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Borrower’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof.

1.2 Conversion Price.

(a) Calculation of Conversion Price. The conversion price (the “Conversion Price”) shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean an amount equal to 25% multiplied by the Market Price (as defined herein) (representing a discount rate of 75%). The “Market Price” shall mean the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the thirty (30) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing price of such security is available in any of the foregoing manners, the average of the closing prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

(b) Conversion Price During Major Announcements. Notwithstanding anything contained in Section 1.2(a) to the contrary, in the event the Borrower (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Borrower or (ii) any person, group or entity (including the Borrower) that publicly announces a tender offer to purchase 50% or more of the Borrower’s Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the “Announcement Date”), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section 1.2(a). For purposes hereof, “Adjusted Conversion Price Termination Date” shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section 1.2(b) has been made, the date upon which the Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 1.2(b) to become operative.

1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Revolving Line of Credit Agreement. The Borrower is required at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time) (the “Reserved Amount”). The Reserved Amount shall be increased from time to time if required in order to meet the Borrower’s obligations hereunder . The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3 of the Note.

1.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., Pacific time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, primafacie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (but in any event the fifth (5th) business day being hereinafter referred to as the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Revolving Line of Credit Agreement.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., Pacific time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder Two Thousand Dollars ($2,000) per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, or interference with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section 1.4(g) are justified.

1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in Rule 501(a) of the Securities Act of 1933). Except as otherwise provided in the Revolving Line of Credit Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Borrower does not accept the opinion of counsel provided by the Holder with respect to the transfer of securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d) Adjustment Due to Dilutive Issuance. If, at any time when any Notes are issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance.

The Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(e) Purchase Rights. If, at any time when any Notes are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7 Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Note and the other Notes issued pursuant to the Revolving Line of Credit Agreement more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the “Maximum Share Amount”), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. Once the Maximum Share Amount has been issued, if the Borrower fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower’s ability to issue shares of Common Stock in excess of the Maximum Share Amount, in lieu of any further right to convert this Note, this will be considered an Event of Default under Section 3.3 herein.

1.8 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive, to the extent required by article 3.16 default payments as specified therein for such Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower’s failure to convert this Note.

1.9 Prepayment. Notwithstanding anything to the contrary contained in this Note, so long as the Borrower has not received a Notice of Conversion from the Holder, then at any time during the period beginning on the Issue Date and ending on the date which is one hundred twenty (120) days following the date hereof, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.9. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash (the “Optional Prepayment Amount”) equal to 150%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof. If the Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.9.

Notwithstanding any to the contrary stated elsewhere herein, at any time during the period beginning on the date which is one hundred twenty-one (121) days from the issue date and ending one hundred eighty (180) days following the issue date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.9. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Second Optional Prepayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash (the “Second Optional Prepayment Amount”) equal to 175%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Section 1.4(g) hereof. If the Borrower delivers an Optional Prepayment Notice and fails to pay the Second Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.9.

After the expiration of one hundred eighty (180) days following the date of the Note, the Borrower shall have no right of prepayment.

ARTICLE II. CERTAIN COVENANTS

2.1 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.2 Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3 Borrowings. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, create, incur, assume guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection, or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, including but not limited to the Revolving Line of Credit Agreement, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business, (c) borrowings that in the aggregate do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) or (d) borrowings, the proceeds of which shall be used to repay this Note.

2.4 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business except pursuant to that asset Revolving Line of Credit Agreement dated October 5, 2010, between the Borrower and the Holder, for which the Borrower will not need to seek approval of the Holder. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5 Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of One Hundred Thousand Dollars ($100,000).

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion.

3.3 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Revolving Line of Credit Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Revolving Line of Credit Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Revolving Line of Credit Agreement.

3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than Fifty Thousand Dollars ($50,000), and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.8 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.9 Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.10 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.11 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.12 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.13 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Revolving Line of Credit Agreement.

3.14 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

3.15 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Revolving Line of Credit Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.16 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Borrower, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” shall mean, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note upon a Trading Market Prepayment Event pursuant to Section 1.7 or upon acceleration), 3.3, 3.4, 3.6, 3.8, 3.9, 3.11, 3.12, 3.13, 3.14, and/or 3. 15 exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) one hundred fifty percent (150%) times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Section 1.4(g) hereof(the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Sum”) or (ii) the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the “Conversion Date” for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

CELLYNX GROUP, INC.

25910 Acero - Suite 370

Mission Viejo, California 92691

Attn: NORMAN COLLINS, Chief Executive Officer facsimile: (949) 305-5291

With a copy by fax only to (which copy shall not constitute notice):

Durham Jones & Pinegar, P.C.

Attn: C. Parkinson Lloyd, Esq.

111 East Broadway, Suite 900

Salt Lake City, Utah 84111 facsimile: 801-415-3500

If to the Holder:

5BARz INTERNATIONAL INC.

5535 Peregrine Way

Blaine, Washington

98230

facsimile: (408) 549-9903

With a copy by fax only to (which copy shall not constitute notice):

_____________________________________________________________________________________

Attn: , Esq. ___________

facsimile: ___________

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Revolving Line of Credit Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act of 1933). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

 4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Nevada or in the federal courts located in the state and county of Clark. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8 Revolving Line of Credit Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Revolving Line of Credit Agreement.

4.9 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9.

4.10 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of March 23, 2012.

CELLYNX GROUP, INC.

By: NORMAN COLLINS

Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of CELLYNX GROUP, INC., Nevada corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of March 23, 2012 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

5BARz INTERNATIONAL INC.

5535 Peregrine Way

Blaine, Washington

98230

facsimile: (408) 549-9903

Date of Conversion:		___________

Applicable Conversion Price:	$	___________

Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Notes:		___________

Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Notes:		___________

Name: 5BARz INTERNATIONAL INC.

Date: __________________

5535 Peregrine Way

Blaine, Washington

98230